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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in the registration statements of The Macerich Company on Form S-3 (File No. 333-21157), Form S-3 (File No. 333-38721) and Form S-8 of our report dated February 14, 2000, on our audits of the consolidated financial statements and financial statement schedule of The Macerich Company as of December 31, 1999 and 1998 and for the years ended December 31, 1999, 1998 and 1997, which report is included in the Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Los Angeles, California
March 21, 2000